Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-206408, No. 333-206409, No. 333-218060, No 333-226782, No. 333-233381, No. 333-238233, and No. 333-258760) on Form S-8, (No. 333-222203, No. 333-233686, No. 333-234234, No 333-235670, and No. 333-238818) on Form S-1, and (No. 333-218062, No. 333-222879, No. 333-231541, and No. 333-249057) on Form S-3 of our report dated March 18, 2022, with respect to the consolidated financial statements of Diffusion Pharmaceuticals Inc.

/s/ KPMG LLP

McLean, Virginia
March 18, 2022